                                                                                                                                    Investor Services

                                                                                                                  Computershare Trust Company of Canada
                                                                                                                                            100 University Avenue
                                                                                                                                                    Toronto, Ontario
                                                                                                                                                               M5J 2Y1
November 12, 2003                                                                                                      Telephone 1-800-663-9097  Canada
                                                                                                                                         www.computershare.com   Australia
                                                                                                                                                                              Channel Islands
To:          Alberta Securities Commission                                                                                                        Hong Kong
                British Columbia Securities Commission                                                                                        Germany
                Manitoba Securities Commission                                                                                                     Ireland
                Office of the Administrator, New Brunswick                                                                                  New Zealand
                Securities Commission of Newfoundland                                                                                       Philippines
                Nova Scotia Securities Commission                                                                                                South Africa
                Ontario Securities Commission                                                                                                         United Kingdom
                Registrar of Securities, Prince Edward Island                                                                                 USA
                Commission des valeurs mobilières du Québec
                Saskatchewan Securities Commission
                Securities Registry, Government of the Northwest Territories
                Registrar of Securities, Government of the Yukon Territories
                The Toronto Stock Exchange
                The Nasdaq Stock Market
                U.S. Securities & Exchange Commission

Dear Sirs:

Subject:                  Wescast Industries Inc.

We confirm that the following English material was sent by pre-paid mail on October 31, 2003 to the shareholders of the subject Corporation whose names appear on the Corporation’s Supplemental Mailing List in compliance with current securities legislation requirements.

     1.        Third Quarter Interim Report for Nine Months ended September 30, 2003

In compliance with regulations made under the Securities Act, we are providing this confirmation to you in our capacity as agent for the subject Corporation.

Yours truly,

(Signed)
Joann Ramcharan
Assistant Account Manager
Stock Transfer Services
(416) 263-9455
(416) 981-9800 Fax

c.c. Wescast Industries Inc.